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                                                                   EXHIBIT 4.12


                        FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 31, 1998, is executed by CHARLES BLUESTONE COMPANY, a Pennsylvania corporation ("CBC"), R&P HOLDINGS, INC., a Delaware corporation ("R&P Holdings"), and R&P REAL ESTATE, INC., a Pennsylvania corporation ("R&P Real Estate"), each a wholly-owned subsidiary of METAL MANAGEMENT, INC., a Delaware corporation (the "Company"), for the sole purpose of granting a guarantee under the Indenture (as amended from time to time, the "Indenture"), dated as of May 13, 1998, with respect to the Company's 10% Senior Subordinated Notes due 2008 (the "Notes"), entered into among the Company, the Guarantors (as defined therein) and LASALLE NATIONAL BANK, as trustee (the "Trustee").

                            PRELIMINARY STATEMENT

     The Company, the Guarantors and the Trustee have entered into the Indenture. Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Indenture.

     Section 4.18 of the Indenture expressly provides that any Restricted Subsidiary (i) that has assets or revenues in any fiscal year in excess of $200,000 or (ii) that is not a Guarantor and is a borrower under the Senior Credit Facility shall execute a supplemental indenture to become a Guarantor of the Company's Notes. Pursuant to Section 4.18 of the Indenture, each of CBC, R&P Holdings and R&P Real Estate execute this First Supplemental Indenture to become a Guarantor of the Company's Notes. Each of CBC, R&P Holdings and R&P Real Estate have, by Board Resolution, authorized this First Supplemental Indenture. The Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

     NOW, THEREFORE, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes issued under the Indenture from and after the date of this First Supplemental Indenture, as follows:

     Section 1. Guarantee on the Notes.

     Each of CBC, R&P Holdings and R&P Real Estate hereby subjects itself to the provisions of the Indenture as a Guarantor in accordance with Article 11 of the Indenture.

     Section 2. Counterparts

     This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.



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     IN WITNESS WHEREOF, the undersigned have caused this First Supplemental
Indenture to be duly executed by its respective officers as of the day and year first above written.

                                           CHARLES BLUESTONE COMPANY
                                           R&P HOLDINGS, INC.
                                           R&P REAL ESTATE, INC.


                                           By: /s/ David A. Carpenter
                                              -------------------------------
                                           Name: David A. Carpenter
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                                           Its: Vice President
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